EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	State of Organization
First American Bank	Alabama
NBC Securities, Inc.	Alabama
NBC Joint Ventures, Inc.	Alabama
Corporate Billing, Inc.	Alabama
FAB Investments, Inc.	Nevada
Clay County Finance Company, Inc.	Alabama
ANB Insurance Services, Inc.	Alabama
Bill Eyerly Insurance, Inc.	Florida
Bank of Dadeville	Alabama
Ashland Insurance, Inc.	Alabama
TBD Investments, Inc.	Nevada
Alabama Exchange Bank	Alabama
Tuskegee Loan Company, Inc.	Alabama
AEB Investments, Inc.	Nevada
First Gulf Bank, National Association	National Bank
Public Bank	Florida
Georgia State Bank	Georgia
GEO Investments, Inc.	Nevada
Community Bank of Naples, National Association	National Bank
CBN Investments, Inc.	Nevada
Millennium Bank	Florida
CypressCoquina Bank	Florida
Indian River National Bank	National Bank
Indian River Title Company, LLC	Florida
IRNB Insurance Services, LLC	Florida
Florida Choice Bank	Florida
Alabama National Statutory Trust I	Connecticut
Alabama National Statutory Trust II	Connecticut
Alabama National Statutory Trust III	Connecticut
Indian River Capital Trust I	Delaware
The ANB Foundation	Alabama